Exhibit 10.68
FIRST AMENDMENT TO THE
AMENDED AND RESTATED ADVISORY AGREEMENT
BY AND BETWEEN
COLE CREDIT PROPERTY TRUST III, INC.
AND
COLE REIT ADVISORS III, LLC
     This FIRST AMENDMENT of the AMENDED AND RESTATED ADVISORY AGREEMENT (this “Amendment”) is made as of November 9, 2011 by and between COLE CREDIT PROPERTY TRUST III, INC., a Maryland corporation (the “Company”), and COLE REIT ADVISORS III, LLC, a Delaware limited liability company (the “Advisor”). This Amendment amends that certain Amended and Restated Advisory Agreement, dated as of October 1, 2010, by and between the Company and the Advisor (the “Advisory Agreement”). All capitalized terms not defined herein shall have the meanings given to each in the Advisory Agreement.
     WHEREAS, the Board, including all of the Independent Directors, has determined to amend Section 6.12 of the Advisory Agreement with respect to the voting rights of the Advisor and its Affiliates; and
     WHEREAS, Section 6.04 of the Advisory Agreement provides that the Advisory Agreement shall not be changed, modified, or amended, in whole or in part, except by an instrument in writing signed by both parties thereto, or their respective successors or assignees;
     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. The last sentence of Section 6.12 of the Advisory Agreement, “Initial Investment,” is hereby deleted and replaced with the following:
Neither the Advisor nor its Affiliates shall vote any Shares they now own, or hereafter acquire, or consent that such Shares be voted, on matters submitted to the Stockholders regarding (i) the removal of the Advisor or any of its Affiliates as the Advisor; (ii) the removal of any member of the Board; or (iii) any transaction by and between the Company and the Advisor, a member of the Board or any of their Affiliates.
     2. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of such counterparts shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties.
     3. Except as specifically amended hereby and as previously amended, the Advisory Agreement shall remain in full force and effect.
[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COLE CREDIT PROPERTY TRUST III, INC.
/s/ Christopher H. Cole
Christopher H. Cole
Chairman, Chief Executive Officer and President

COLE REIT ADVISORS III, LLC
/s/ Marc T. Nemer
Marc T. Nemer
Chief Executive Officer and President